Exhibit 10.15

SECURITIES PLEDGE AGREEMENT

THIS SECURITIES PLEDGE AGREEMENT (the “Pledge”) is made this 29th day of November, 2006, by NEW AGE TRANSLATION, INC., a Delaware corporation (to be known as InfoLogix, Inc., the “Pledgor”) for benefit of SOVEREIGN BANK (the “Bank”).  Pledgor, intending to be legally bound, agrees as follows:

1.             DEFINITIONS.  For purposes of this Pledge,

1.1          “Bank Indebtedness” shall mean all obligations and indebtedness of Borrower and/or Pledgor to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations of Pledgor to reimburse Bank for payments made by Bank at any time or from time to time for the preservation and/or protection of the Collateral, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower and/or Pledgor to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower and/or Pledgor with Bank, including, without limitation, all obligations of Borrower and/or Pledgor to Bank under any guaranty or surety agreement, including, without limitation, the Surety and all obligations of Borrower and/or Pledgor to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

1.2          “Borrower” shall mean, jointly, severally and collectively, Info Logix Inc. (to be known as InfoLogix Systems Corporation), Embedded Technologies, LLC and Opt Acquisition, LLC.

1.3          “Code” shall mean the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, as the same may be amended from time to time.

1.4          “Collateral” shall mean (i) the Stock, and (ii) all dividends, cash, securities, investment property, financial assets and other property issued, paid, declared and/or distributed in connection with the Stock, or any portion thereof, and (iii) all cash, securities, investment property, financial assets and other property paid, issued and/or distributed to or for the benefit of Pledgor in exchange, redemption or substitution for the Stock, or any portion thereof, and (iv) all other cash, securities, investment property, financial assets and other property paid, issued and/or distributed to or for the benefit of Pledgor as a consequence of Pledgor’s ownership of the Stock, or any portion thereof, and (v) all proceeds of the foregoing.

1.5          “Event of Default” shall mean any and all events described in Section 8 below.

1.6          “financial asset”, “investment property” “issuer”, “proceeds” and “security” shall have the meanings given such terms in the Code.

1.7          “Loan Agreement” means that certain Loan and Security Agreement dated March 16, 2006 by and between Borrower and Bank (as amended by that certain First Amendment and Modification to Loan and Security Agreement dated August 25, 2006, that certain Second Amendment and Modification to Loan and Security Agreement dated October 31, 2006 and as the same may be further amended, modified, supplemented or restated from time to time).

1.8          “Loan Documents” shall mean all agreements, documents and/or instruments evidencing the Bank Indebtedness and all agreements, documents and instruments collateral thereto, together with all amendments, replacements, increases, renewals and modifications of any of the foregoing, including without limitation this Pledge, the Loan Agreement and the Surety, as any of the foregoing may be amended, restated or replaced from time to time.

1.9          “Stock” shall mean all those securities more specifically described on Schedule 1.9 attached hereto and made a part hereof.

1.10        “Surety” shall mean that certain Surety dated of even date herewith, given by Pledgor to Bank, pursuant to which Pledgor has guaranteed and agreed to act as surety to Bank for the prompt payment and performance of all the Bank Indebtedness.

All capitalized terms not defined herein shall have the meanings given such term in the Loan Agreement.

2.             SECURITY INTEREST.  Pledgor hereby pledges and grants to Bank a security interest in and a lien on the Collateral.

3.             EFFECT OF GRANT.  The pledge of Collateral granted to Bank by Pledgor hereunder shall not be rendered void by the fact that no Bank Indebtedness exists as of a particular date, but shall continue in full force and effect until all Bank Indebtedness have been paid in full, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower or Pledgor and Bank has executed and delivered termination statements and/or releases and has delivered the Collateral to Pledgor.

4.             OBLIGATIONS SECURED.  The Collateral and the continuing security interest granted therein shall secure all Bank Indebtedness.  IT IS THE EXPRESS INTENTION OF PLEDGOR THAT THE COLLATERAL SHALL SECURE ALL BORROWER’S AND PLEDGOR’S EXISTING AND FUTURE OBLIGATIONS UNDER THE LOAN DOCUMENTS OR OTHERWISE.

5.             DELIVERY.  All original certificates and instruments representing or evidencing the Collateral, or any portion thereof, shall be delivered to and held by or on behalf of Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Bank and with guaranteed signature(s).  If a broker or agent is holding the certificates and/or instruments evidencing the Collateral, Pledgor shall either (a) cause such broker and/or agent to execute and deliver to Bank a control agreement acknowledging this Pledge and perfecting Bank’s security interest in the Collateral, which agreement shall be in form and content acceptable to Bank in its sole discretion, or (b) authorize such broker or agent to transfer Pledgor’s account in which such Collateral is held to Bank’s name, as nominee.

6.             REPRESENTATIONS AND WARRANTIES.  Pledgor hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof, at the time of the creation of any Bank Indebtedness and until the Bank Indebtedness has been paid in full:

6.1          Valid Organization, Good Standing and Qualification.  Pledgor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

6.2          Title to Collateral.  The Stock constitutes all issued and outstanding capital stock of Info Logix Inc.  The Collateral is and will be owned by Pledgor free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank.  Pledgor will defend the Collateral against any claims of all persons or entities other than the Bank.

6.3          Due Authorization and Issuance; Restrictions.  The Stock and any other Collateral consisting of securities have been duly authorized and issued to or for the benefit of Pledgor by the respective issuer and are outstanding, fully paid and non-assessable.  The Stock is not subject to the terms of any shareholder, buy-sell or other agreement which limits or restricts the transfer, sale or voting rights of any of the Stock.

6.4          Due Authorization; No Legal Restrictions.  The execution and delivery by Pledgor of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the respective terms, conditions and provisions of this Agreement: (i) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under Pledgor’s Articles of Incorporation or By-Laws or any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or credit agreement or instrument to which Pledgor is a party or by which Pledgor may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (ii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Pledgor, including the Collateral, under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.  Neither the Pledgor nor the Collateral is subject to the terms of any shareholder, voting, buy-sell or other agreement affecting the Stock, including, without limitation, the sale, transfer or voting thereof.

6.5          Governmental Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority by Pledgor is required in connection with the execution, delivery or performance by Pledgor of this Agreement or the consummation of the transactions contemplated hereby.

6.6          Pending Litigation or Proceedings.  There are no judgments outstanding or actions, suits or proceedings pending or, to the best of Pledgor’s knowledge, threatened against or affecting Pledgor or the Collateral, or any portion thereof, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

6.7          Taxes.  Pledgor has filed all tax returns which Pledgor is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by Pledgor except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  Such tax returns are complete and accurate in all respects.  Pledgor does not know of any proposed additional assessment or basis for any assessment of additional taxes.

6.8          Accuracy of Representations and Warranties.  No representation or warranty by Pledgor contained herein or in any certificate or other document furnished by Pledgor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.  There is no fact which Pledgor knows or should know and has not disclosed to Bank, which does or may materially and adversely affect Pledgor, or the Collateral, or any portion thereof.

7.             COVENANTS.  Pledgor covenants and agrees that until the Bank Indebtedness has been paid in full, Pledgor shall:

7.1          Payment of Obligations.  Pay, or cause to be paid, when due all amounts payable by Pledgor to Bank.

7.2          Adherence to Documents.  Not take any action prohibited by the Loan Agreement.

7.3          Sale of Collateral.  Not sell, lease, transfer, assign or otherwise dispose of the Collateral, or any portion thereof, without the prior written consent of Bank.

7.4          Creation of Liens.  Not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or change of any kind on the Collateral, or any portion thereof, except as contemplated hereby.

7.5          Amendment to Organizational or Governing Documents.  Not make any amendment to its organizational or governing documents without providing Bank with thirty (30) day’s prior notice thereof.  Pledgor will provide Bank with a copy of any proposed amendments to any such documents prior to adoption.  Pledgor will not cause or permit any corporate division or similar event with respect to Pledgor.

7.6          Name; Address or State of Organization Change.  Not change its name except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank’s security interests.  Pledgor shall not change its state of organization or take any action which would result in a change in such Pledgor’s state of organization without Bank’s prior written consent.

7.7          Other Actions.  Without obtaining Bank’s prior written consent, not take any action which would or could result in (i) the dissolution, consolidation or merger of any issuer of the Collateral (an “Issuer”) with or into another entity, or (ii) a change or amendment to the Articles of Incorporation of By-Laws of an Issuer except in accordance with the terms and conditions of the Loan Agreement, or (iii) an Issuer engaging in any other business venture or undertaking other than those in which such Issuer is currently engaged, or (iv) an Issuer applying for or consenting to the appointment of a receiver, trustee, or liquidator for itself or any of its property, or (v) an Issuer admitting in writing its inability to pay its debts as they mature, or (vi) the general assignment by an Issuer for the benefit of creditors, or (vii) the adjudication of an Issuer as bankrupt or insolvent, or

(viii) the filing by an Issuer of a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors.

7.8          Taxes; Claims for Labor and Materials.  Pledgor will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon Pledgor or Pledgor’s income, profits, or any property belonging to Pledgor, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets.

7.9          Additional Documents and Future Actions.  Pledgor will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect and maintain the security interests in the Collateral, or any portion thereof, to permit Bank to protect its interest in the Collateral, or any portion thereof, or to carry out the terms of the Loan Documents.  Pledgor hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Pledgor’s behalf and file at Pledgor’s expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, including, without limitation, to receive, endorse and collect all certificates, instruments and securities made payable to or issued to Pledgor representing any dividend, interest, or other distribution in respect of the Collateral, or any portion thereof, and to execute on Pledgor’s behalf such other documents and notices as Bank may deem advisable to protect the Collateral and Bank’s interests therein and Bank’s rights hereunder.  Such power being coupled with an interest is irrevocable.  Pledgor irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

7.10        Requested Information.  With reasonable promptness, deliver to Bank all such other data and information in respect of the financial condition and affairs of Pledgor and the value of the Collateral, as Bank may reasonably request from time to time.

8.             EVENTS OF DEFAULT.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

8.1          The occurrence of any event of default or default under any of the Loan Documents after expiration of any applicable notice and/or grace period permitted in such documents.

8.2          The failure of Pledgor or Borrower to pay any amount of principal or interest on the Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity, or due date thereof, or by reason of any requirement for prepayment thereof, by acceleration or otherwise.

8.3          The failure of Pledgor to duly perform or observe any obligation, covenant or agreement on its part contained herein.

8.4          Any representation or warranty of Pledgor herein is discovered to be untrue in any material respect or any statement, certificate or data furnished by Pledgor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified.

9.             RIGHTS OF PLEDGOR AND BANK.

9.1          Before Event of Default.  Prior to the occurrence of an Event of Default:

(a)           Voting.  Pledgor shall be entitled to exercise any and all voting and other consensual rights arising under the Collateral, or any portion thereof, for any purpose not inconsistent with the terms of any of the Loan Documents.

(b)           Dividends; Distributions.  Unless Bank otherwise requests in writing, Pledgor shall be entitled to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, or any portion thereof, provided, however, that any and all (i) dividends, distributions and interest paid or payable other than in cash; (ii) instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, the Collateral, or any portion thereof; (iii) dividends and other distributions paid or payable in cash with respect to the Collateral, or any portion thereof, in connection with (1) a partial or total liquidation or dissolution, or (2) a reduction of capital, capital surplus or paid-in-surplus; and (iv) cash paid, payable or otherwise distributed in respect of principal, or redemption of, or in exchange for, the Collateral, or any portion thereof; shall be forthwith delivered to Bank to hold as Collateral and shall, if received by Pledgor, be (x) received in trust for the benefit of Bank, (y) segregated from all other property or funds of Pledgor, and (z) forthwith delivered to Bank as Collateral in the same form as so received (with any necessary documents, endorsements or assignments in blank with guaranteed signature(s)).

9.2          After Event of Default.  Upon the occurrence and during the continuance of an Event of Default and at all times thereafter:

(a)           Voting.  All rights of Pledgor to (i) exercise voting and other consensual rights which Pledgor would otherwise be entitled to exercise, pursuant to Section 9.1(a), and (ii) receive dividends and interest payments which Pledgor would otherwise be authorized to receive and retain, pursuant to Section 9.1(b), shall cease, and all such rights shall thereupon become absolutely vested in Bank.  Bank shall thereafter have the sole and absolute right to exercise all voting and other consensual rights, and to receive and hold as Collateral all such dividends and interest payments, without any further notice to, or consent of, Pledgor.

(b)           Dividends Held In Trust.  All dividends and interest payments which are received by Pledgor contrary to the provisions of Section 9.2(a)(ii) shall be (i) received in trust for the benefit of Bank, (ii) shall be segregated from other property or funds of Pledgor and (iii) forthwith delivered to the Bank as Collateral in the same form as received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures).

(c)           Sale of Collateral.  Bank may exercise in respect of the Collateral and in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Code.  Bank may also, without notice, except as specified below, sell the Collateral, or any part thereof, in one or more blocks at public or private sale, at any exchange or otherwise or for future delivery, and at such price or prices and upon such other terms as Bank may deem commercially reasonable.  Pledgor agrees that, to the extent notice of sale shall be required by law, five (5) days notice to Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification.  Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(d)           Application of Proceeds.  Any cash held by Bank as Collateral and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon the Collateral, or any portion thereof, may, in the discretion of Bank, be held by Bank as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Bank pursuant to Section 13) in whole or in part by Bank against all or any part of the Bank Indebtedness, in such order as Bank shall elect.  Any surplus of such cash or cash proceeds held by Bank and remaining after payment in full of all Bank Indebtedness shall be paid to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

9.3          Bank’s Rights.  At any time and from time to time, Bank shall have the right, in its discretion and without notice to Pledgor, to transfer to or to register in the name of Bank, or any of Bank’s nominees, the Collateral, or any portion thereof, provided, however, that Pledgor shall continue to be the beneficial owner of any Collateral transferred to or registered in the name of Bank, or Bank’s nominees, prior to the occurrence of an Event of Default.  In addition, Bank shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral, or any portion thereof, for certificates or instruments of smaller or larger denominations.

10.          REASONABLE CARE. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Bank accords its own property.

11.          DELAY OR OMISSION NOT WAIVER.  Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under this Pledge upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege.  No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank.  No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof.  No course of dealing between Bank and Pledgor shall operate as or be deemed to constitute a waiver of Bank’s rights under this Pledge or affect the duties or obligations of Pledgor.

12.          REMEDIES CUMULATIVE; CONSENTS.  The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank’s favor at law or in equity.  Whenever the Bank’s consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.

13.          CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES.  Pledgor agrees to pay on demand all costs and expenses of Bank, including without limitation:

13.1        all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of this Pledge, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing

(including, without limitation, attorney’s fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

13.2        all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank’s rights or remedies under this Pledge, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, attorney’s fees and expenses of accountants and appraisers); and

13.3        any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Pledge, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

In the event Pledgor shall fail to pay taxes, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or otherwise breaches any obligations under this Pledge, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney’s fees and expenses, filing fees and other charges) shall be payable by Pledgor on demand and shall constitute part of the Bank Indebtedness.

In the event any action at law or in equity in connection with the Loan Documents, the Bank Indebtedness or matters collateral thereto is terminated adverse to Pledgor, Pledgor will pay all attorneys’ fees and legal costs incurred by Bank in connection with such actions.

With respect to any amount required to be paid by Pledgor under this Section, in the event Pledgor fails to pay such amount on demand, Pledgor shall also pay to Bank interest thereon at a the Default Rate (as defined in the Loan Agreement).  Pledgor’s obligations under this Section shall survive termination of this Pledge.

14.          TIME IS OF THE ESSENCE.  Time is of the essence in Pledgor’s performance of Pledgor’s obligations under the Loan Documents.

15.          COMMUNICATION AND NOTICES.  All notices, requests and other communications made or given in connection with this Pledge shall be given in accordance with the Surety Agreement.

16.          LIMITATION ON LIABILITY.  Pledgor shall be responsible for and Bank is hereby released from any claim or liability in connection with:

(a)           Safekeeping any Collateral;

(b)           Any loss or damage to any Collateral;

(c)           Any diminution in value of the Collateral; or

(d)           Any act or default of another person or entity.

Bank shall only be liable for any act or omission on its part constituting willful misconduct.  In the event that Bank breaches its required standard of conduct, Pledgor agrees that Bank’s liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages.  If Pledgor brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Pledgor will indemnify and hold Bank harmless from all costs and expenses, including attorney’s fees, incurred by Bank in connection with such suit.

17.          WAIVERS.  In connection with any proceedings hereunder or in connection with any of the Bank Indebtedness, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Bank Indebtedness or the transactions contemplated hereunder, Pledgor waives:

(a)           all errors, defects and imperfections in such proceedings;

(b)           all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered in connection with the Bank Indebtedness or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

(c)           presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Bank Indebtedness;

(d)           any requirement for bonds, security or sureties required by statute, court rule or otherwise;

(e)           any demand for possession of Collateral prior to commencement of any suit; and

(f)            all rights to claim or recover attorney’s fees and costs in the event that Pledgor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

18.          EXCLUSIVE JURISDICTION.  Pledgor hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank’s election, all actions or proceedings relating to this Pledge or the transactions contemplated hereunder shall be litigated in such courts, and Pledgor waives any objection which Pledgor may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon Pledgor, and consents that all such service of process be made by mail or messenger directed to Pledgor at the address set forth in Section 15.  Nothing contained in this Section 18 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Pledgor or Pledgor’s property in the courts of any other jurisdiction.

19.          MISCELLANEOUS PROVISIONS.

19.1        Severability.  The provisions of this Pledge and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

19.2        Headings.  The headings of the Articles, Sections, paragraphs and clauses of this Pledge are inserted for convenience only and shall not be deemed to constitute a part of this Pledge.

19.3        Binding Effect.  This Pledge and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

19.4        Amendment.  No modification of this Pledge or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

19.5        Governing Law.  This Pledge has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth without regard to conflict of law principles.

19.6        No Third Party Beneficiaries.  The rights and benefits of this Pledge and the Loan Documents shall not inure to the benefit of any third party.

19.7        Exhibits and Schedules.  All exhibits and schedules attached hereto are hereby made a part of this Pledge.

19.8        Counterparts.  This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pledge by signing any such counterpart.

19.9        No Joint Venture.  Nothing contained herein is intended to permit or authorize Pledgor to make any contract on behalf of Bank, nor shall this Pledge be construed as creating a partnership, joint venture or making Bank an investor in Pledgor.

20.          WAIVER OF RIGHT TO TRIAL BY JURY.  PLEDGOR AND BANK, BY ITS ACCEPTANCE HEREOF, WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS PLEDGE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR WITH RESPECT TO THIS PLEDGE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  PLEDGOR AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Pledgor has executed this Pledge as of the day and year first above written.

NEW AGE TRANSLATION, INC.

By:	John Fahlberg
Name/Title: John Fahlberg, President

SCHEDULE 1.9

TO

SECURITIES PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED SECURITIES

Certificate No.	No. Shares	Issuer	Record Owner
		Info Logix Inc. (to be known as InfoLogix Systems Corporation)	New Age Translation, Inc. (to be known as InfoLogix, Inc.)